                                                       REGISTRATION NO. 33-57827

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form S-1*
                                AMENDMENT NO. 2
                                       TO
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                      FORD CREDIT AUTO LEASE TRUST 1995-1
                             (Issuer of the Notes)

                                RCL TRUST 1995-1
                   (Originator of the Trust described herein)
            (Exact name of registrant as specified in its charter)

          FORD MOTOR CREDIT COMPANY                         A Delaware Trust                   FORD CREDIT LEASING COMPANY, INC.
  (Originator of the Registrant; issuer of    Primary Standard Industrial Classification         (Originator of the Registrant)
      a corporate Limited RV Guaranty)                       Code Number
                                               IRS Employer No. [Application Pending]

           A Delaware Corporation                          The American Road                          A Delaware Corporation
 Primary Standard Industrial Classification            Dearborn, Michigan 48121           Primary Standard Industrial Classification
         Code Number                                         (313) 594-9876                          Code Number
         IRS Employer No. 38-1612444                                                          IRS Employer No. [Application Pending]

              The American Road                               _____________                              The American Road
           Dearborn, Michigan 48121                                                                  Dearborn, Michigan 48121
               (313) 322-3000                                                                             (313) 845-4072

                              J. D. BRINGARD, ESQ.
                           Ford Motor Credit Company
                               The American Road
                            Dearborn, Michigan 48121
                                 (313) 594-7742
                     (Name and Address of Agent for Service
                     for each of the above named entities)

                                    Copy to:
                             SUSAN M. CURTIS, ESQ.
                      Skadden, Arps, Slate, Meagher & Flom
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 735-3000

                                  ____________

         Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                            Proposed               Proposed
                                                            Maximum                Maximum
           Title of Securities          Amount Being     Offering Price           Aggregate               Amount of
            Being Registered             Registered       Per Unit (1)        Offering Price (1)     Registration Fee (3)
 Class A-1 Asset Backed Notes  . .   $    333,333.00          100%            $                    $     114.94
 Class A-2 Asset Backed Notes  . .   $    333,333.00          100%            $                    $     114.94
 Class A-3 Asset Backed Notes  . .   $    333,334.00          100%            $                    $     114.95
 Limited RV Guaranty . . . . . . .          (2)               (2)                    (2)                     (2)
                                     ---------------                          ---------            ------------
 TOTAL . . . . . . . . . . . . . .   $  1,000,000.00                          $                    $     344.83

(1)      Estimated solely for the purpose of calculating the registration fee.
(2)      Not applicable.
(3)      Previously paid.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- ---------------
* This Registration Statement constitutes a filing on Form S-1 in respect of the Asset Backed Notes and a filing on Form S-3 in respect of the Limited RV Guaranty.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                 The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission  . . . . . . . . . . . . . . . . . . . . . . .      $
                                                                                        -------
Rating agency fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $
                                                                                        -------
Printing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $
                                                                                        -------
Accountants' fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $
                                                                                        -------
Fees and expenses of the RCL Trustee  . . . . . . . . . . . . . . . . . . . . . .      $
                                                                                        -------
Fees and expenses of the Lease Trustee  . . . . . . . . . . . . . . . . . . . . .      $
                                                                                        -------
Fees and expenses of the Indenture Trustee  . . . . . . . . . . . . . . . . . . .      $
                                                                                        -------
Miscellaneous expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $
                                                                                        -------
         Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $
                                                                                        =======

ITEM 14.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 3803 of the Delaware Business Trust Statute provides as follows:

3803. Liability of Beneficial Owners and Trustees.

         (a) Except to the extent otherwise provided in the governing instrument of the business trust, the beneficial owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

         (b) Except to the extent otherwise provided in the governing instrument of a business trust, a trustee, when acting in such capacity, shall not be personally liable to any person other than the business trust or a beneficial owner for any act, omission or obligation of the business trust or any trustee thereof.

                 Section 3817 of the Delaware Business Trust Statute provides as follows:

3817.  Indemnification.

         (a) Subject to such standards and restrictions, if any, as are set forth in the governing instrument of a business trust, a business trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

         (b) The absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of this State.

                 Section 2.7 of the Amended and Restated Trust Agreement of RCL Trust 1995-1 provides as follows:

                 Section 2.7 Indemnification. Notwithstanding Section 3803 of the Trust Statute, Ford Credit Leasing shall be liable to any injured party entitled thereto and shall indemnify, defend and hold harmless the RCL Trustee, including its successors, assigns, officers, directors, shareholders, employees and agents, for all losses, claims, damages, liabilities and expenses ("Liabilities") of RCL, or incurred in connection with RCL Assets to the extent that Ford Credit Leasing would be liable if RCL were a partnership under the Delaware Revised Uniform Limited Partnership Act and Ford Credit Leasing was a general partner thereof, and Ford Credit Leasing hereby covenants and agrees that it will maintain capital in an amount sufficient to maintain its status as a general partner of RCL and the Lease Trust; provided, however, that in no event shall the RCL Trustee be indemnified or held harmless for any Liabilities incurred (i) by reason of the RCL Trustee's willful malfeasance, bad faith or negligence or (ii) incurred by reason of the RCL Trustee's breach of its representations and warranties set forth in Section 6.6. In addition, if necessary, to the extent not otherwise reimbursed, the RCL Trustee shall be entitled to indemnification from the RCL Account, subject to the liens under the Basic Documents of the Lease Trustee on behalf of the Lease Trust and the Indenture Trustee on behalf of the Noteholders, for any claims against the RCL Trustee the indemnification for which is provided pursuant to this Section 2.7.

                 Section 145 of the General Corporation Law of Delaware provides as follows:

145. Indemnification of officers, directors, employees and agents; insurance --

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

                 Article Ninth, Section 5 of the Certificate of Incorporation of Ford Motor Credit Company provides as follows:

                                   SECTION 5.
                                Indemnification

         5.1. Directors, Officers and Employees of the Corporation. Every person now or hereafter serving as a director, officer or employee of the corporation shall be indemnified and held harmless by the corporation from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit, or proceeding, civil or criminal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the corporation, whether or not he continues to be such at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term "loss, cost, liability and expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, any such director, officer or employee; provided, however, that no such director, officer or employee shall be entitled to claim such indemnity: (1) with respect to any matter as to which there shall have been a final adjudication that he has committed or allowed some act or omission, (a) otherwise than in good faith in what he considered to be the best interests of the corporation, and (b) without reasonable cause to believe that such act or omission was proper and legal; or (2) in the event of a settlement of such claim, action, suit, or proceeding unless (a) the court having jurisdiction thereof shall have approved of such settlement with knowledge of the indemnity provided herein, or (b) a written opinion of independent legal counsel, selected by or in manner determined by the Board of Directors, shall have been rendered substantially concurrently with such settlement, to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final adjudication as specified in clause (1) above, and that the said loss, cost, liability or expense may properly be borne by the corporation. A conviction or judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) in a criminal action, suit or proceeding shall not be deemed an adjudication that such director, officer or employee has committed or allowed some act or omission as hereinabove provided if independent legal counsel, selected as hereinabove set forth, shall substantially concurrently with such conviction or judgment give to the corporation a written opinion that such director, officer or employee was acting in good faith in what he considered to be the best interests of the corporation or was not without reasonable cause to believe that such act or omission was proper and legal.

         5.2. Directors, Officers and Employees of Subsidiaries. Every person (including a director, officer or employee of the corporation) who at the request of the corporation acts as a director, officer or employee of any other corporation in which the corporation owns shares of stock or of which it is a creditor shall be indemnified to the same extent and subject to the same conditions that the directors, officers and employees of the corporation are indemnified under the preceding paragraph, except that the amounts of such loss, cost, liability or expense paid to any such director, officer or employee shall be reduced by and to the extent of any amounts which may be collected by him from such other corporation.

         5.3. Miscellaneous. The provisions of this Section 5 of Article NINTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. In the event of death of any person having a right of indemnification under the provisions of this Section 5 of Article NINTH, such right shall inure to the benefit of his heirs, executors, administrators and personal representatives. If any part of this Section 5 of Article NINTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

         5.4. Indemnification Not Exclusive. The foregoing right of indemnification shall not be deemed exclusive of any other right to which those indemnified may be entitled, and the corporation may provide additional indemnity and rights to its directors, officers or employees.

                 Article V of the Certificate of Incorporation of Ford Credit Leasing Company, Inc. provides as follows:

                                   ARTICLE V

         (a) A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

               (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,

               (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

               (iii)  under Section 174 of the Delaware General Corporation
         Law or

               (iv) for any transaction from which the director derived an improper personal benefit.

                          If the Delaware General Corporation Law is amended
after approval by the stockholders of this Article V to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         (b) Any repeal or modification of paragraph (a) of this Article V by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         (c) (i) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys' fees, amounts paid or to he paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article V) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subparagraph (c)(i) of Article V shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article V or otherwise.

                                  (ii)  If a claim which the corporation is
         obligated to pay under subparagraph (c)(i) of this Article V is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

                                  (iii)  The provisions of this paragraph (c)
         of Article V shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article V should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

                                  (iv)   The right to indemnification and the
         payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

                                  (v)  The corporation may maintain insurance,
         at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

                                  (vi)  The corporation may, to the extent
         authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article V with respect to the indemnification and advancement of expenses of director, officers and employees of the corporation.


         ITEM 15.         RECENT SALES OF UNREGISTERED SECURITIES.

                          Not Applicable

         ITEM 16.         EXHIBITS AND FINANCIAL STATEMENTS.

(a)      EXHIBITS:

1.1       -    Form of Underwriting Agreement.*
3.1       -    Form of Amended and Restated Trust Agreement of RCL Trust 1995-1, among Ford Credit, Ford Credit Leasing and the
               RCL Trustee.
3.2       -    Restated Certificate of Incorporation of Ford Motor Credit Company.**
3.3       -    By-Laws of Ford Motor Credit Company.**
3.4       -    Certificate of Incorporation of Ford Credit Leasing Company, Inc.
3.5       -    By-Laws of Ford Credit Leasing Company, Inc.
4.1       -    Form of Trust Agreement of the Issuer, between the RCL Trustee and the Lease Trustee.
4.2       -    Form of Trust Indenture, between the Lease Trustee and the Indenture Trustee.
4.3       -    Form of Class A-1 Note (included as part of Exhibit 4.2).
4.4       -    Form of Class A-2 Note (included as part of Exhibit 4.2).
4.5       -    Form of Class A-3 Note (included as part of Exhibit 4.2).
4.6       -    Form of Limited RV Guaranty.
5.1       -    Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford Motor Credit Company with respect to legality.*
8.1       -    Opinion of Skadden, Arps, Slate, Meagher & Flom with respect to tax matters.*
8.2       -    Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford Motor Credit Company with respect to
               Michigan income tax matters.*
10.1      -    Form of FCTT Trust Agreement, among Ford Credit, Ford Credit Leasing and Comerica.


10.2      -    Form of Administrative Agency Agreement, among Comerica, Ford Credit and Ford Credit Leasing.
10.3      -    Form of Series 1995-1 Supplement, among Comerica, Ford Credit and Ford Credit Leasing.
10.4      -    Form of Asset Contribution Agreement, among Ford Credit, Ford Credit Leasing and the RCL Trustee.
10.5      -    Form of Transfer Agreement, between the RCL Trustee and the Lease Trustee.
10.6      -    Form of Program Operating Lease, between the RCL Trustee and the Lease Trustee.
10.7      -    Form of Appendix A and Appendix I - Definitions.
15.1      -    Letter from Coopers & Lybrand regarding Unaudited Interim Financial Information.*
23.1      -    Consent of J.D. Bringard Esq., Vice President - General Counsel of Ford Motor Credit Company (included as part of
               Exhibit 5.1).*
23.2      -    Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 8.1).*
23.3      -    Consent of Coopers & Lybrand.*
24.1      -    Powers of Attorney of officers and directors of Ford Motor Credit Company.***
24.2      -    Powers of Attorney of officers and directors Ford Credit Leasing Company, Inc.***
25.1      -    Form T-1 of [name of Indenture Trustee].*
25.2      -    Form T-2 of [name of officer of Indenture Trustee].*

- --------------------
 * To be filed by amendment
 ** Incorporated by reference to Exhibits 3.1 (Restated Certificate of
    Incorporation) and 3.2 (By-Laws) to Ford Motor Credit Company's Registration Statement on Form S-1 (Registration No. 33-25082)
 *** Previously filed

(b)      FINANCIAL STATEMENTS:

                 [Not Applicable]

ITEM 17.         UNDERTAKINGS.

         (a) To provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes that:

                 (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                 (2) For the purpose of determining any liability under the Securities Act of 1933 each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 13th day of April, 1995.



                          RCL TRUST 1995-1


                            By  FORD MOTOR CREDIT COMPANY,
                                Depositor and Beneficiary of the Registrant


                               By     WILLIAM E. ODOM              *
                                 -----------------------------------
                                (William E. Odom, Chairman
                                of the Board of Directors of
                                Ford Motor Credit Company)


                            By  FORD CREDIT LEASING COMPANY,
                                INC., Depositor and Beneficiary
                                of the Registrant


                               By     HURLEY D. SMITH               *
                                 ------------------------------------
                                (Hurley D. Smith, Chairman
                                of the Board of Directors of
                                Ford Credit Leasing Company, Inc.)


                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit and the State of Michigan on the 13th day of April, 1995.



                               FORD MOTOR CREDIT COMPANY


                                 By   WILLIAM E. ODOM             *
                                   --------------------------------
                                   (William E. Odom, Chairman
                                   of the Board of Directors of
                                   Ford Motor Credit Company)

                 Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following officers and directors of FORD MOTOR CREDIT COMPANY, in the capacities and on the date indicated.


Signature                                          Title                                      Date
- ---------                                          -----                                      ----

         WILLIAM E. ODOM          *                Chairman of the                                April 13, 1995
- -----------------------------------                  Board of Directors
         (William E. Odom)                           and Director (princi-
                                                     pal executive officer)



         KENNETH J. COATES         *               Director and Executive                        April 13, 1995
- ------------------------------------                 Vice President-Finance
         (Kenneth J. Coates)                         (principal financial
                                                     officer)


         TERRENCE F. MARRS        *                Controller (principal                         April 13, 1995
- -----------------------------------                  accounting officer)
         (Terrence F. Marrs)


         JOHN G. CLISSOLD           *              Director                                      April 13, 1995
- -------------------------------------
         (John G. Clissold)


         EDSEL B. FORD II            *             Director                                      April 13, 1995
- --------------------------------------
         (Edsel B. Ford II)


         DAVID N. MCCAMMON     *                   Director                                      April 13, 1995
- --------------------------------
         (David N. McCammon)


         ROBERT D. WARNER         *                Director                                      April 13, 1995
- -----------------------------------
         (Robert D. Warner)


         KENNETH WHIPPLE           *               Director                                      April 13, 1995
- ------------------------------------
         (Kenneth Whipple)



* By   /s/ R. P. CONRAD
     --------------------------------
       (R. P. Conrad, Attorney in Fact)

                 Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following officers and directors of FORD CREDIT LEASING COMPANY, INC., in the capacities and on the date indicated.


Signature                                          Title                                                  Date
- ---------                                          -----                                                  ----

         HURLEY D. SMITH           *               Chairman of the Board of                           April 13, 1995
- ------------------------------------                 Directors and Director
         (Hurley D. Smith)                           (principal executive
                                                     officer)




         TERRENCE F. MARRS        *                Controller (principal                              April 13, 1995
- -----------------------------------                   financial officer)
         (Terrence F. Marrs)



         RICHARD P. CONRAD        *                Director                                           April 13, 1995
- -----------------------------------
         (Richard P. Conrad)



         KEVIN F. KELLY             *              Director                                           April 13, 1995
- -------------------------------------
         (Kevin F. Kelly)



         MARIO SPIVAK                *             Director                                           April 13, 1995
- --------------------------------------
         (Mario Spivak)



* By   /s/ R. P. CONRAD
     -------------------------------
       (R. P. Conrad, Attorney in Fact)






                                                                  EXHIBIT INDEX

EXHIBITS                                           DESCRIPTION                                                       PAGE
- --------                                           -----------                                                       ----
   1.1      -       Form of Underwriting Agreement.*
   3.1      -       Form of Amended and Restated Trust Agreement of RCL Trust 1995-1, among Ford
                    Credit, Ford Credit Leasing and the RCL Trustee.
   3.2      -       Restated Certificate of Incorporation of Ford Motor Credit Company.**
   3.3      -       By-Laws of Ford Motor Credit Company.**
   3.4      -       Certificate of Incorporation of Ford Credit Leasing Company, Inc.
   3.5      -       By-Laws of Ford Credit Leasing Company, Inc.
   4.1      -       Form of Trust Agreement of the Issuer, between the RCL Trustee and the Lease
                    Trustee.
   4.2      -       Form of Trust Indenture, between the Lease Trustee and the Indenture Trustee.
   4.3      -       Form of Class A-1 Note (included as part of Exhibit 4.2).
   4.4      -       Form of Class A-2 Note (included as part of Exhibit 4.2).
   4.5      -       Form of Class A-3 Note (included as part of Exhibit 4.2).
   4.6      -       Form of Limited RV Guaranty.
   5.1      -       Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford Motor Credit
                    Company with respect to legality.*
   8.1      -       Opinion of Skadden, Arps, Slate, Meagher & Flom with
                    respect to tax matters.*
   8.2      -       Opinion of J.D. Bringard, Esq., Vice President-General Counsel of Ford Motor Credit
                    Company with respect to Michigan income tax matters.*
   10.1     -       Form of FCTT Agreement, among Ford Credit, Ford Credit Leasing and Comerica.
   10.2     -       Form of Administrative Agency Agreement, among Comerica, Ford Credit and Ford Credit
                    Leasing.
   10.3     -       Form of Series 1995-1 Supplement, among Comerica, Ford Credit and Ford Credit
                    Leasing.
   10.4     -       Form of Asset Contribution Agreement, among Ford Credit, Ford Credit Leasing and the
                    RCL Trustee.
   10.5     -       Form of Transfer Agreement, between the RCL Trustee and the Lease Trustee.
   10.6     -       Form of Program Operating Lease, between the RCL Trustee and the Lease Trustee.
   10.7     -       Form of Appendix A and Appendix I - Definitions.
   15.1     -       Letter from Coopers & Lybrand regarding Unaudited Interim Financial Information.*
   23.1     -       Consent of J.D. Bringard Esq., Vice President - General Counsel of Ford Motor Credit
                    Company (included as part of Exhibit 5.1).*
   23.2     -       Consent of Skadden, Arps, Slate, Meagher & Flom (included as part of Exhibit 8.1).*
   23.3     -       Consent of Coopers & Lybrand.*
   24.1     -       Powers of Attorney of officers and directors of Ford Motor Credit Company.***
   24.2     -       Powers of Attorney of officers and directors of Ford Credit Leasing Company, Inc.***
   25.1     -       Form T-1 of [name of Indenture Trustee].*
   25.2     -       Form T-2 of [name of officer of Indenture Trustee].*


- --------------------
 * To be filed by amendment
 ** Incorporated by reference to Exhibits 3.1 (Restated Certificate of
     Incorporation) and 3.2 (By-Laws) to Ford Motor Credit Company's Registration Statement on Form S-1 (Registration No. 33-25082)
 *** Previously filed